Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
April 25, 2019

CULLEN/FROST REPORTS FIRST QUARTER RESULTS
Cullen/Frost increases quarterly common dividend by 6.0%

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported first quarter 2019 results. Net income available to common shareholders for the first quarter of 2019 was $114.5 million, compared to $104.5 million in the first quarter of 2018, representing an increase of 9.6 percent. On a per-share basis, net income for the first quarter of 2019 was $1.79 per diluted common share, up 11.2 percent compared to $1.61 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.48 percent and 14.08 percent, respectively, for the first quarter of 2019 compared to 1.36 percent and 13.62 percent, respectively, for the same period a year earlier.

For the first quarter of 2019, net interest income was $246.5 million, up 7.3 percent compared to the same quarter in 2018. Average loans for the first quarter of 2019 increased $910.6 million, or 6.8 percent, to $14.2 billion, from the $13.3 billion reported for the first quarter a year earlier. Average deposits for the quarter were $26.1 billion compared to $26.4 billion reported for last year's first quarter, a decrease of 1.2 percent.

“During the first quarter, Frost bankers throughout the state continued to execute soundly and consistently on our organic growth plan,” said Cullen/Frost Chairman and CEO Phil Green. “Our focus is on building and cultivating long-term relationships with our customers, and remaining true to the Frost culture that has sustained us for more than 150 years.”

Noted financial data for the first quarter of 2019 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the first quarter of 2019 were 12.34 percent, 13.00 percent and 14.68 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.

•
Net interest income of $246.5 million represented a 7.3 percent increase over the prior year period. The net interest margin was 3.79 percent for the first quarter of 2019, up 7 basis points over the fourth quarter of 2018 net interest margin of 3.72 percent.

•
Non-interest income for the first quarter of 2019 totaled $96.8 million, an increase of $5.3 million, or 5.8 percent, from the $91.4 million reported for the first quarter of 2018. Insurance commissions and fees of $18.4 million increased $2.4 million, or 15.2 percent, from the previous year. The increase was driven by increases in benefits commissions, property and casualty commissions, and life insurance commissions. Trust and investment management fees were $31.7 million, up $2.1 million, or 7.1 percent, from the first quarter of 2018. Higher trust and investment management fees were primarily driven by strong performance in equity markets and higher oil and gas fees. Other non-interest income in the first quarter of 2019 was $13.6 million, up $661,000, or 5.1 percent, from the first quarter last year. The increase was partly impacted by gains on the sale of various branch and operational facilities which totaled $4.0 million in the first quarter of 2019 compared to $3.7 million in the same period last year.

•
Non-interest expense was $201.8 million for the quarter, up $5.2 million, or 2.6 percent, compared to the $196.6 million reported for the first quarter a year earlier. Total salaries and wages rose $5.8 million, or 6.7 percent, to $92.5 million, due to an increase in the number of employees and normal annual merit and market increases. Technology, furniture and equipment expense for the first quarter increased by $2.0 million, or 10.1 percent, from the first quarter of 2018. The increase was primarily driven by a $1.6 million increase in software maintenance expense. Deposit insurance expense decreased by $2.1 million compared to the first quarter of 2018, primarily due to the termination of the FDIC's quarterly surcharge in the fourth quarter of 2018 as the Deposit Insurance Fund reserve ratio exceeded the statutory minimum as of September 30, 2018. Other non-interest expense was down $1.5 million or 3.5 percent compared to the first quarter of 2018. The decrease from the year-ago period was mainly driven by a $3.7 million donation to the Frost Charitable Foundation in the first quarter of 2018.

•
For the first quarter of 2019, the provision for loan losses was $11.0 million, compared to net charge-offs of $6.8 million. This compares with $3.8 million in provisions and $9.2 million in net charge-offs for the fourth quarter of 2018, and $6.9 million in provisions and $12.4 million in net charge-offs in the first quarter of 2018. The allowance for loan losses as a percentage of total loans was 0.95 percent at March 31, 2019, compared to 0.94 percent at the end of the fourth quarter of 2018 and 1.12 percent at the end of the first quarter of 2018. Non-performing assets were $97.4 million at the end of the first quarter of 2019, compared to $74.9 million at the end of the fourth quarter of 2018 and $136.6 million at the end of the first quarter of 2018.

The Cullen/Frost board declared a second-quarter cash dividend of $0.71 per common share, representing a 6.0 percent increase over the previous year's dividend, payable June 14, 2019 to shareholders of record on May 31 of this year. The board of directors declared a cash dividend of $.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which is traded on the NYSE under the symbol "CFR PrA." The Series A Preferred Stock dividend is payable on June 17, 2019, to shareholders of record on May 31 of this year.

Cullen/Frost Bankers, Inc. will host a conference call on Thursday, April 25, 2019, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430 or via webcast on our investor relations website linked below.
Playback of the conference call will be available after 2 p.m. CT on the day of the call until midnight Sunday, April 28, 2019 at 855-859-2056 with Conference ID # of 5498778. The call will also be available by webcast at the URL listed below after 2 p.m. CT on the day of the call.
Cullen/Frost investor relations website: www.frostbank.com/investor-relations/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $31.7 billion in assets at March 31, 2019. One of the 60 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	The cost and effects of failure, interruption, or breach of security of our systems.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2019	2018
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$246,469	$249,209	$241,665	$237,270	$229,748
Net interest income (1)	271,179	273,810	265,687	260,531	252,536
Provision for loan losses	11,003	3,767	2,650	8,251	6,945
Non-interest income:
Trust and investment management fees	31,697	29,882	30,801	29,121	29,587
Service charges on deposit accounts	20,790	21,632	21,569	21,142	20,843
Insurance commissions and fees	18,406	11,394	11,037	10,556	15,980
Interchange and debit card transaction fees	3,280	3,774	3,499	3,446	3,158
Other charges, commissions and fees	9,062	9,371	9,580	9,273	9,007
Net gain (loss) on securities transactions	—	(43)	(34)	(60)	(19)
Other	13,550	11,108	11,205	11,588	12,889
Total non-interest income	96,785	87,118	87,657	85,066	91,445

Non-interest expense:
Salaries and wages	92,476	90,878	87,547	85,204	86,683
Employee benefits	23,526	19,066	18,355	17,907	21,995
Net occupancy	19,267	17,699	19,894	19,455	19,740
Technology, furniture and equipment	21,664	21,960	21,004	20,459	19,679
Deposit insurance	2,808	2,219	4,694	4,605	4,879
Intangible amortization	325	331	336	369	388
Other	41,734	47,544	41,838	40,909	43,247
Total non-interest expense	201,800	199,697	193,668	188,908	196,611
Income before income taxes	130,451	132,863	133,004	125,177	117,637
Income taxes	13,955	13,610	15,160	13,836	11,157
Net income	116,496	119,253	117,844	111,341	106,480
Preferred stock dividends	2,016	2,016	2,016	2,015	2,016
Net income available to common shareholders	$114,480	$117,237	$115,828	$109,326	$104,464

PER COMMON SHARE DATA
Earnings per common share - basic	$1.80	$1.84	$1.80	$1.70	$1.63
Earnings per common share - diluted	1.79	1.82	1.78	1.68	1.61
Cash dividends per common share	0.67	0.67	0.67	0.67	0.57
Book value per common share at end of quarter	54.68	51.19	49.49	49.53	48.58

OUTSTANDING COMMON SHARES
Period-end common shares	63,081	62,986	63,923	63,904	63,794
Weighted-average common shares - basic	63,009	63,441	63,892	63,837	63,649
Dilutive effect of stock compensation	819	811	1,022	1,062	1,013
Weighted-average common shares - diluted	63,828	64,252	64,914	64,899	64,662

SELECTED ANNUALIZED RATIOS
Return on average assets	1.48%	1.48%	1.49%	1.43%	1.36%
Return on average common equity	14.08	14.85	14.40	14.03	13.62
Net interest income to average earning assets	3.79	3.72	3.66	3.64	3.52

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2019	2018
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$14,205	$13,949	$13,683	$13,537	$13,295
Earning assets	28,954	29,153	28,796	28,647	29,002
Total assets	31,356	31,330	30,918	30,758	31,131
Non-interest-bearing demand deposits	10,193	10,740	10,690	10,629	10,972
Interest-bearing deposits	15,919	15,767	15,462	15,440	15,457
Total deposits	26,112	26,507	26,152	26,069	26,429
Shareholders' equity	3,441	3,277	3,335	3,270	3,255

Period-End Balance:
Loans	$14,406	$14,100	$13,815	$13,712	$13,364
Earning assets	29,283	29,894	29,042	28,494	29,414
Goodwill and intangible assets	658	659	659	659	660
Total assets	31,665	32,293	31,223	30,687	31,459
Total deposits	26,295	27,149	26,349	25,996	26,678
Shareholders' equity	3,594	3,369	3,308	3,310	3,243
Adjusted shareholders' equity (1)	3,500	3,433	3,449	3,373	3,297

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$136,350	$132,132	$137,578	$150,226	$149,885
As a percentage of period-end loans	0.95%	0.94%	1.00%	1.10%	1.12%

Net charge-offs:	$6,785	$9,213	$15,298	$7,910	$12,424
Annualized as a percentage of average loans	0.19%	0.26%	0.44%	0.23%	0.38%

Non-performing assets:
Non-accrual loans	$92,162	$73,739	$82,601	$119,181	$123,152
Restructured loans	4,028	—	—	—	12,058
Foreclosed assets	1,175	1,175	3,765	3,643	1,371
Total	$97,365	$74,914	$86,366	$122,824	$136,581
As a percentage of:
Total loans and foreclosed assets	0.68%	0.53%	0.62%	0.90%	1.02%
Total assets	0.31	0.23	0.28	0.40	0.43

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio (2)	12.34%	12.27%	12.56%	12.33%	12.30%
Tier 1 Risk-Based Capital Ratio (2)	13.00	12.94	13.24	13.02	13.01
Total Risk-Based Capital Ratio (2)	14.68	14.64	14.99	14.85	14.89
Leverage Ratio	9.35	9.06	9.19	9.02	8.62
Equity to Assets Ratio (period-end)	11.35	10.43	10.60	10.78	10.31
Equity to Assets Ratio (average)	10.97	10.46	10.79	10.63	10.46

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

(2) After a review of risk-weight classifications during the first quarter of 2019, risk-weightings for certain loans were reclassified. Amounts reported prior to March 31. 2019 have been revised to reflect these reclassifications.

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2019	2018
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
TAXABLE-EQUIVALENT YIELD/COST (1)
Earning Assets:
Interest-bearing deposits	2.50%	2.35%	2.05%	1.93%	1.55%
Federal funds sold and resell agreements	2.58	2.41	2.14	1.92	1.66
Securities	3.37	3.39	3.41	3.36	3.36
Loans, net of unearned discounts	5.33	5.20	5.04	4.90	4.65
Total earning assets	4.27	4.15	4.04	3.93	3.71

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.09	0.08	0.09	0.08	0.07
Money market deposit accounts	1.09	1.00	0.93	0.74	0.41
Time accounts	1.43	1.14	0.87	0.66	0.51
Public funds	1.39	1.31	1.11	0.99	0.73
Total interest-bearing deposits	0.69	0.63	0.57	0.46	0.28

Total deposits	0.42	0.37	0.34	0.27	0.16

Federal funds purchased and repurchase agreements	1.72	1.56	0.90	0.25	0.24
Junior subordinated deferrable interest debentures	4.40	4.24	4.09	3.85	3.35
Subordinated notes payable and other notes	4.72	4.72	4.72	4.72	4.72
Total interest-bearing liabilities	0.81	0.74	0.64	0.50	0.33

Net interest spread	3.46	3.41	3.40	3.43	3.38
Net interest income to total average earning assets	3.79	3.72	3.66	3.64	3.52

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$1,729	$2,452	$2,799	$2,885	$3,683
Federal funds sold and resell agreements	250	317	260	296	186
Securities	12,770	12,435	12,053	11,928	11,839
Loans, net of unearned discount	14,205	13,949	13,683	13,537	13,295
Total earning assets	$28,954	$29,153	$28,796	$28,647	$29,002

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$6,774	$6,673	$6,675	$6,688	$6,635
Money market deposit accounts	7,696	7,792	7,620	7,578	7,590
Time accounts	895	836	799	787	778
Public funds	554	467	369	387	453
Total interest-bearing deposits	15,919	15,767	15,462	15,440	15,457

Total deposits	26,112	26,507	26,152	26,069	26,429

Federal funds purchased and repurchase agreements	1,180	1,138	1,011	1,020	1,050
Junior subordinated deferrable interest debentures	136	136	136	136	136
Subordinated notes payable and other notes	99	99	99	99	99
Total interest-bearing funds	$17,334	$17,140	$16,708	$16,695	$16,742

(1) Taxable-equivalent basis assuming a 21% tax rate.